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                                                                    Exhibit 99.4
                               SECURITY AGREEMENT

                               ------------------

     THIS AGREEMENT is made as of the 31st day of July, 2003, by SAFERENT, INC., a Delaware corporation, EMPLOYEE HEALTH PROGRAMS, INC., a Florida corporation, SUBSTANCE ABUSE MANAGEMENT, INC., a Florida corporation, HIRECHECK, INC., a Florida corporation, AMERICAN DRIVING RECORDS, INC., a California corporation, FIRST AMERICAN REGISTRY, INC., a Nevada corporation and US SEARCH.COM, INC., a Delaware corporation (collectively, the "Pledgors"), whose address is 805 Executive Center Drive, Suite 300, St. Petersburg, Florida 33702, and BANK OF AMERICA, N.A. (the "Bank"), whose address is 9000 Southside Blvd., Building 100, Jacksonville, Florida 32256.

                                    Recitals

                                    --------

     First Advantage Corporation, doing business in Florida as First Advantage Holding, Inc. (the "Borrower") and the Bank have executed a Loan Agreement (as amended or restated from time to time, the "Loan Agreement") of even date herewith. The Borrower, pursuant to the Loan Agreement, has executed and delivered a Promissory Note (as amended, extended or renewed from time to time, the "Note") of even date herewith in the original principal amount of $15,000,000.00 in favor of the Bank. The Pledgors have agreed to secure certain obligations in accordance with the terms hereof.

     Now therefore, for good and valuable consideration, the parties agree as follows:

     1. Defined Terms. Capitalized terms not otherwise defined that are defined in the UCC shall have the meaning set forth therein. In addition to any other terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

          "Accounts" shall mean all accounts as that term is defined in the UCC and all rights of each Pledgor now existing and hereafter acquired to payment for goods sold or leased or for services rendered that are not evidenced by an Instrument or Chattel Paper, whether or not earned by performance, together with (i) all security interests or other security held by or granted to any Pledgor to secure such rights to payment, (ii) all other rights related thereto (including rights of stoppage in transit) and (iii) all rights in any of such sold or leased goods that are returned or repossessed.

          "Chattel Paper" shall mean all chattel paper as that term is defined in the UCC and any document or documents that evidence both a monetary obligation and a security interest in, or a lease or consignment of, specific goods (except, however, that when a transaction is evidenced both by a security agreement or a lease and by an Instrument or series of Instruments, the group of documents taken together constitute Chattel Paper).

          "Collateral" shall mean all of the following assets (whether now owned or existing or hereafter acquired or arising): (a) all of each Pledgor's Accounts, together with all Chattel Paper, Contract Rights, Deposit Accounts, Documents, General Intangibles and Instruments related to each Pledgor's Accounts; (b) all of each Pledgor's books and records (in whatever form or medium), customer lists, credit files, computer files,

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     programs, printouts, source codes, software and other computer materials and records related to the Pledgor's Accounts; and (c) all Proceeds (including, without limitation, all proceeds as that term is defined in the UCC), insurance proceeds, unearned premiums, tax refunds, rents, profits and products related to each Pledgor's Accounts. The Collateral shall exclude, however, any intellectual property that is expressly prohibited by its terms from being pledged as security or that terminates upon being pledged (but only to the extent of and until the termination of such prohibition or until such property is no longer subject to termination).

          "Contract Rights" shall mean any right to payment under a contract not yet earned by performance and not evidenced by an Instrument or Chattel Paper.

          "Documents" shall mean all documents as that term is defined in the UCC, related to the Collateral, together with any other document that in the regular course of business or financing is treated as adequately evidencing that the person or entity in possession of it is entitled to receive, hold and dispose of such document and the goods it covers.

          "General Intangibles" shall mean all general intangibles as that term is defined in the UCC and all payment intangibles and all intangible personal property of every kind and nature other than Accounts (including, without limitation, all Contract Rights, other rights to receive payments of money).

          "Instruments" shall mean all negotiable instruments (as that term is defined in the UCC), and any replacements therefore and other writings that evidence rights to the payment of money (whether absolute or contingent) and that are not themselves security agreements or leases and are of a type that in the ordinary course of business are transferred by delivery with any necessary endorsement or assignment (including, without limitation, all checks, drafts, notes, bonds, debentures, government securities, certificates of deposit, letters of credit, preferred and common stocks, options and warrants).

          "Proceeds" shall mean all proceeds (as that term is defined in the UCC) and any and all amounts or items of property received when any Collateral or proceeds thereof are sold, exchanged, collected or otherwise disposed of, both cash and non-cash, including proceeds of insurance, indemnity, warranty or guarantee paid or payable on or in connection with any Collateral.

          "UCC" shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

     2. Security Interest. Each Pledgor hereby gives the Bank a continuing and unconditional security interest (the "Security Interest") in the Collateral.

     3. Obligations Secured. The Security Interest secures payment when due of all Secured Obligations (as defined herein) to the Bank. As used in this Agreement, the term "Secured Obligations" means: (a) all principal, interest, costs, expenses and other amounts now or hereafter due under the Note (including, without limitation, all principal amounts advanced

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thereunder before, on or after the date hereof); and (b) all other amounts now or hereafter payable by the Borrower under any of the Loan Documents (as such term is defined in the Loan Agreement).

     4. Warranties of Pledgors. The Pledgors warrant and so long as this Agreement continues in force shall be deemed continuously to warrant that:

          (a) The Pledgors are the owners of the Collateral free of all security interests or other encumbrances except for the Security Interest and except for Permitted Liens (as defined in the Loan Agreement).

          (b) The Pledgors are authorized to enter into the Security Agreement.

          (c) The Collateral is used or bought for use primarily in business or professional operations.

          (d) The Collateral is or will be located at each Pledgor's address set forth above.

          (e) The chief executive office of each Pledgor is at the address set forth on Exhibit "A' hereto.

          (f) The exact legal name of each Pledgor is set forth in the introductory paragraph hereof, and the jurisdiction of organization or incorporation of each Pledgor is set forth in the introductory paragraph hereof.

     5. Covenants of Pledgors. So long as this Agreement has not been terminated as provided hereafter, the Pledgors: (a) will defend the Collateral against the claims of all other persons; (b) will keep the Collateral free from all security interests or other encumbrances, except for the Security Interest and except for Permitted Liens (as defined in the Loan Agreement); (c) except as permitted by the Loan Agreement, will not assign, deliver, sell, transfer, lease or otherwise dispose of any of the Collateral or any interest therein without the prior written consent of the Bank; (d) will keep in accordance with generally accepted accounting principles consistently applied, accurate and complete records with respect to such Collateral, and upon the Bank's request will mark any of such records and all or any other Collateral to give notice of the Security Interest and will permit the Bank or its agents to inspect the Collateral and to audit and make abstracts of such records or any Pledgor's books, ledgers, reports, correspondence and other records (subject to the limitations set forth in the Loan Agreement); (e) upon demand, will deliver to the Bank any Documents and any Chattel Paper representing or relating to the Collateral or any part thereof or any other documents representing or relating to any dispositions of the Collateral and Proceeds thereof and any and all other schedules, documents and statements that the Bank may from time to time request; (f) will keep the Collateral at the addresses set forth above until the Bank is notified in writing of any change in its location, and no Pledgor will change the location of the Pledgor's chief executive office without prior written notice given to the Bank; (g) will notify the Bank promptly in writing of any change in any Pledgor's address,

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name, trade names or identity from that specified above or of any change in the location of the Collateral; (h) will not change its legal name or reincorporate or reorganize itself under the laws of any other jurisdiction; (i) will permit the Bank or its agents to inspect the Collateral (subject to any limitations set forth in the Loan Agreement); (j) will not use the Collateral in violation of any provisions of this Agreement, any applicable statute, regulation or ordinance or any policy of insurance insuring the Collateral; (k) will execute and deliver to the Bank such financing statements and other documents requested by the Bank, and take such other action and provide such further assurances as the Bank may deem advisable to evidence, perfect or enforce the Security Interest created by this Agreement; and (l) will pay all taxes, assessments and other charges of every nature that may be levied or assessed against the Collateral (unless the same are being contested in good faith).

     6. Verification. Subject to the limitations set forth in the Loan Agreement, the Bank may verify any Collateral in any manner and through any medium that the Bank may deem appropriate, and the Pledgors shall furnish such assistance as the Bank may reasonably require in connection therewith.

     7. Default.

          (a) Each of the following shall constitute an "Event of Default" hereunder: (i) the occurrence of an Event of Default under the Loan Agreement; (ii) failure by any Pledgor to perform any material obligations under this Agreement or under any other agreement for borrowed money between any Pledgor and the Bank or by any Pledgor in favor of the Bank, time being of the essence (subject, however, to any applicable notice and cure periods); (iii) the commencement of any bankruptcy or insolvency proceedings by or against the Borrower or any Pledgor; (iv) material falsity in any certificate, statement, representation, warranty or audit at any time furnished by or on behalf of the Pledgor or any endorser or guarantor or any other party liable for payment of all or part of the Secured Obligations, pursuant to or in connection with this Agreement, including warranties in this Agreement and including any omission to disclose any substantial contingent or liquidated liabilities or any material adverse change in facts disclosed by any certificate, statement, representation, warranty or audit furnished to the Bank; or (v) any attachment or levy against the Collateral or any other occurrence that inhibits the Bank's free access to the Collateral.

          (b) Upon the occurrence of an Event of Default, the Bank may exercise such remedies and rights as are available hereunder, under the Loan Agreement or otherwise (including without limitation, acceleration of the Secured Obligations or any part thereof). This paragraph is not intended to affect or impair any rights of the Bank with respect to any Secured Obligations that may now or hereafter be payable on demand.

          (c) Upon the occurrence of any Event of Default, the Bank's rights with respect to the Collateral shall be those of a secured party under the UCC and any other applicable law in effect from time to time. The Bank shall also have any additional rights granted herein and in any other agreement now or hereafter in effect between each

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     Pledgor and the Bank. If requested by the Bank after the occurrence of an
     Event of Default, the Pledgors will assemble all Documents, Instruments, Chattel Paper and any other records relating to the Collateral and make it available to the Bank at a place to be designated by the Bank.

          (d) The Pledgors agree that any notice by the Bank of the sale or disposition of the Collateral or any other intended action hereunder, whether required by the UCC or otherwise, shall constitute reasonable notice to the Pledgors if the notice is mailed by regular or certified mail, postage prepaid, at least five days before the action to each Pledgor's address as specified in this Agreement or to any other address that any Pledgor has specified in writing to the Bank as the address to which notices shall be given to such Pledgor.

          (e) The Pledgors shall pay all costs and expenses incurred by the Bank in enforcing this Agreement, realizing upon any Collateral and collecting any Secured Obligations (including attorneys' fees) whether suit is brought or not and whether incurred in connection with collection, trial, appeal or otherwise and, to the extent of each Pledgor's liability for repayment of any of the Secured Obligations, shall be liable for any deficiencies in the event the Proceeds of disposition of the Collateral do not satisfy the Secured Obligations in full. Nothing contained herein shall be deemed to require the Bank to proceed against the Collateral or any part thereof before or as a condition to the pursuit of any of its other rights and remedies with respect to the Secured Obligations.

     8. Miscellaneous.

          (a) Each Pledgor authorizes the Bank to file financing statements and continuation statements and amendments thereto with respect to the Collateral without authentication by any Pledgor to the extent permitted by law. The Bank agrees to use reasonable efforts to provide the Pledgors with copies of any such filings prior to filing. Each Pledgor agrees not to file any financing statement, amendment or termination statement with respect to the Collateral prior to the payment and satisfaction in full of all Secured Obligations. Upon payment in full of all Secured Obligations, the Bank shall promptly file appropriate documents releasing all filings hereunder.

          (b) Each Pledgor hereby irrevocably consents to any act by the Bank or its agents in entering upon any premises for the purposes of either (i) inspecting the Collateral or (ii) taking possession of the Collateral after any Event of Default in any commercially reasonable manner. From and after the occurrence of an Event of Default , each Pledgor hereby waives its right to assert against the Bank or its agents any claim based upon trespass or any similar cause of action for entering upon any premises where the Collateral may be located.

          (c) Each Pledgor authorizes the Bank to collect and apply against the Secured Obligations any refund of insurance premiums or any insurance proceeds payable on

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     account of the loss or damage to the Collateral and appoints the Bank as the Pledgor's attorney-in-fact to endorse any check or draft representing such proceeds or refund.

          (d) Upon any Pledgor's failure to perform any of its duties hereunder, the Bank may, but it shall not be obligated to, perform any of the duties and the Pledgors shall forthwith upon demand reimburse the Bank for any expenses incurred by the Bank in so doing.

          (e) No delay or omission by the Bank in exercising any right hereunder or with respect to any Secured Obligations shall operate as a waiver of that or any other right, and no single or partial exercise of any right shall preclude the Bank from any other or further exercise of the right or the exercise of any other right or remedy. The Bank may cure any Event of Default by the Pledgors in any reasonable manner without waiving the Event of Default so cured and without waiving any other prior or subsequent Event of Default by the Pledgors. All rights and remedies of the Bank under this Agreement and under the UCC shall be deemed cumulative.

          (f) The Bank shall exercise reasonable care in the custody and preservation of the Collateral to the extent required by law and it shall be deemed to have exercised reasonable care if it takes such action for that purpose as the Pledgors shall reasonably request in writing. However, no omission to comply with any requests by the Pledgors, or any of them, shall of itself be deemed a failure to exercise reasonable care. The Bank shall have no obligation to take and the Pledgors shall have the sole responsibility for taking any steps to preserve rights against all prior parties to any Instrument or Chattel Paper in the Bank's possession as Collateral or as Proceeds of the Collateral. The Pledgors waive notice of dishonor and protest of any Instrument constituting Collateral at any time held by the Bank on which any Pledgor is in any way liable and waive notice of any other action taken by the Bank.

          (g) From and after the occurrence of any Event of Default, the Bank may notify any Account Debtor of the Security Interest and may also direct such Account Debtor to make all payments on the Collateral to the Bank. All payments on and other Proceeds from the Collateral received by the Bank directly or from any Pledgor shall be applied to the Secured Obligations in such order and manner and at such time as the Bank shall in its sole discretion determine. Unless the Bank notifies the Pledgors in writing that it dispenses with one or more of the following requirements, any payments on or other Proceeds of the Collateral received by any Pledgor before or after notification to any Account Debtor shall be held by each Pledgor in trust for the Bank in the same medium in which received, shall not be commingled with any assets of the Pledgors and shall be turned over to the Bank not later than the next business day following the day of their receipt. From and after the occurrence of an Event of Default, the Pledgors shall also promptly notify the Bank of the return to or repossession by any Pledgor of goods underlying any Collateral. For purposes hereof, an "Account Debtor" shall mean any person or entity who is obligated to pay any Pledgor any amounts under any of the Collateral.

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          (h) The Pledgors authorize the Bank without affecting any Pledgor's obligations hereunder from time to time (i) to take from any party and hold collateral (other than the Collateral) for the payment of the Secured Obligations or any part thereof, and to exchange, enforce or release such collateral or any part thereof, (ii) to accept and hold the endorsement or guaranty of payment of the Secured Obligations or any part thereof and to release or substitute any such endorser or guarantor or any party who has given any security interest in any collateral as security for the payment of the Secured Obligations or any part thereof or any party in any way obligated to pay the Secured Obligations or any part thereof; and (iii) upon the occurrence of any Event of Default to direct the manner of the disposition of the Collateral and any other collateral and the enforcement of any endorsements or guaranties relating to the Secured Obligations or any part thereof as the Bank in its sole discretion may determine.

          (i) The Bank may demand, collect and sue for all Proceeds (either in any Pledgor's name or the Bank's name at the Bank's option), with the right to enforce, compromise, settle or discharge any Proceeds. Each Pledgor irrevocably appoints the Bank as the Pledgor's attorney-in-fact to endorse the Pledgor's name on all checks, commercial paper and other Instruments pertaining to the Proceeds before or after the occurrence of an Event of Default.

          (j) The rights and benefits of the Bank under this Agreement shall, if the Bank agrees, inure to any party acquiring an interest in the Secured Obligations or any part thereof.

          (k) The terms "Bank" and "Pledgor" as used in this Agreement include the heirs, personal representatives and successors or assigns of those parties.

          (l) If more than one Pledgor executes this Agreement, the term "Pledgor" includes each of the Pledgors as well as all of them, and their obligations under this Agreement shall be joint and several.

          (m) This Agreement may not be modified or amended nor shall any provision of it be waived except in writing signed by the Pledgors and by an authorized officer of the Bank.

          (n) This Agreement shall be construed under the UCC in effect in Florida and any other applicable laws in effect from time to time.

          (o) This Agreement is a continuing agreement that shall remain in force until the last to occur of: (i) the payment in full of all Secured Obligations if such payment of the Secured Obligations has become final and is not subject to being refunded as a preference or fraudulent transfer under the Bankruptcy Code or other applicable law; (ii) the termination of all agreements or obligations (whether or not conditional) of the Bank to extend credit to the Borrower; and (iii) the termination of the Loan Agreement.

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          (p) When inspecting the Collateral, the Bank will comply with all applicable privacy laws and with the provisions of any confidentiality agreements between the Pledgors and the Bank

     9. Arbitration. Each Pledgor and the Bank agree to the following arbitration provisions:

          (a) These arbitration provisions govern the resolution of any controversies or claims between any Pledgor and the Bank, whether arising in contract, tort or by statute, including but not limited to controversies or claims (collectively, a "Claim") that arise out of or relate to: (i) this Security Agreement (including any renewals, restatements, extensions or modifications hereof); or (ii) any document related to this Security Agreement.

          (b) At the request of any Pledgor or the Bank, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U. S. Code) (the "Act"). The Act will apply even though this Security Agreement provides that it is governed by the law of a specified state. Arbitration proceedings will be determined in accordance with the Act, the rules and procedures for the arbitration of financial services disputes of JAMS or any successor thereof ("JAMS"), and the terms of this Section. In the event of any inconsistency, the terms of this Section shall control. The arbitration shall be administered by JAMS and conducted in any United States state where real or tangible personal property collateral for this credit is located or if there is no such collateral, in Hillsborough County, Florida. All Claims shall be determined by one arbitrator. However, if Claims exceed $1,000,000, upon the request of any party, the Claims shall be decided by three arbitrators. All arbitration hearings shall commence within 90 days of the demand for arbitration and close within 90 days of commencement and the award of the arbitrator or arbitrators, as the case may be, shall be issued within 30 days of the close of the hearing. However, the arbitrator or arbitrators, as the case may be, upon a showing of good cause, may extend the commencement of the hearing for up to an additional 60 days. The arbitrator or arbitrators, as the case may be, shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed and enforced.

          (c) The arbitrator(s) will have the authority to decide whether any Claim is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. For purposes of the application of the statute of limitations, the service on JAMS under applicable JAMS rules of a notice of Claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s). The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this Security Agreement.

          (d) These arbitration provisions do not limit the right of any Pledgor or the Bank to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate

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     judicial or nonjudicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

          (e) By agreeing to binding arbitration, each Pledgor and the Bank irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Claim. Furthermore, without intending in any way to limit this agreement to arbitrate, to the extent any Claim is not arbitrated, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of such Claim. This provision is a material inducement for each party's executing this Security Agreement. No provision in this Security Agreement or in any document related hereto regarding submission to jurisdiction or venue in any court is intended or shall be construed to be in derogation of the provisions of this Security Agreement or in any such other document for arbitration of any controversy or claim.

     10. NOTICE OF FINAL AGREEMENT. THIS WRITTEN SECURITY AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     11. Waiver. IF AN EVENT OF DEFAULT SHOULD OCCUR, EACH PLEDGOR WAIVES ANY RIGHT THE PLEDGOR MAY HAVE TO NOTICE AND A HEARING BEFORE THE BANK TAKES POSSESSION OF THE COLLATERAL BY SELF-HELP, REPLEVIN, ATTACHMENT, SETOFF OR OTHERWISE.

     EXECUTED and delivered as of the day and year first above written.

                                        SAFERENT, INC.


                                       By:  /s/ John Lamson
                                           -------------------------------------
                                           Its: VP
                                               ---------------------------------

                                        EMPLOYEE HEALTH PROGRAMS, INC.


                                       By:  /s/ John Lamson
                                           -------------------------------------
                                           Its: VP
                                               ---------------------------------

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                                        SUBSTANCE ABUSE MANAGEMENT, INC.


                                       By:  /s/ John Lamson
                                           -------------------------------------
                                           Its: VP
                                               ---------------------------------

                                        HIRECHECK, INC.


                                       By:  /s/ John Lamson
                                           -------------------------------------
                                           Its: VP
                                               ---------------------------------

                                        AMERICAN DRIVING RECORDS, INC.


                                       By:  /s/ John Lamson
                                           -------------------------------------
                                           Its: VP
                                               ---------------------------------

                                        FIRST AMERICAN REGISTRY, INC.


                                       By:  /s/ John Lamson
                                           -------------------------------------
                                           Its: VP
                                               ---------------------------------

                                        U.S. SEARCH.COM, INC.

                                       By:  /s/ John Lamson
                                           -------------------------------------
                                           Its: VP
                                               ---------------------------------

                                        BANK OF AMERICA, N.A.


                                       By:  /s/ David Suellau
                                           -------------------------------------
                                           Its: Senior Vice President
                                               ---------------------------------

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